Exhibit 99.1

Decentral Life Launches New Digital Wallet and Payment Platform

LOS ANGELES, CA, APRIL 27, 2022 - Social Life Network, Inc. (OTC: WDLF) and Decentral Life, a Social Life Network, Inc. Division, announced today that it has launched a new SaaS platform for private and public companies that aim to utilize blockchain tokenization as a governance tool or utility token.

“As part of our new software as a service platform, the Digital Wallet and Payment Platform empowers our clients with the ability to provide employees, shareholders, vendors and customers with their own digital wallet for fiat and cryptocurrency, while integrating the payment platform with existing accounting software systems,” said Decentral Life’s CEO, Ken Tapp. “I’m thrilled to announce we have sold our first tokenization SaaS package to Xtreme International Realty, one of the fastest growing Florida based real estate agencies, and new strategic partner with our LikeRE TBI company.”

Decentral Life will officially begin offering the new decentralized SaaS platform to companies outside of its Technology Business Incubator (TBI) program on May 1st. The launch of the new SaaS platform comes in advance of the company working towards an up listing to NASDAQ or the NYSE, and the capital raising campaign that accompanies the up listing.

About the Decentral Life

The Company announced on August 16th, 2021, a new division had been formed that will focus entirely on a global decentralized social network and cryptocurrency project, named Decentral Life. In a December 3rd, 2021 8-K announcement, SLN filed a DBA with the state of Nevada to operate under the name, Decentral Life. On January 28th, 2022 the Company launched its Initial Coin Offering (pre-ICO) for the WDLF Token. Decentral Life now provides as a service, tokenization and supporting software for public and private companies to conduct their own token offerings.

About Social Life Network

Social Life Network is a Technology Business Incubator (TBI) that, through individual licensing agreements, provides tech startups with seed technology, legal and executive leadership, making it easier for startup founders to focus on raising capital, perfecting their business model, and growing their network user-ship. Since the formation of the company in January of 2013, the Company has launched niche industry social network and e-commerce marketplaces to service the millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, and camping. Now operating as Decentral Life, the TBI program will focus on blockchain, NFT and cryptocurrency companies to participate in its technology incubator program in 2022 and beyond.

For more information, visit our website @ https://www.WDLF.ai/

Safe Harbor & Disclaimer

This information does not constitute an offer to sell or a solicitation of an offer to buy the securities of Decentral Life and Social Life Network (OTC: WDLF) (the “Company”). All information presented herein with respect to the existing business and the historical operating results and any estimates and projections as to future operations or share value of any companies, are based on materials prepared by the management and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, management makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, management reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. Nothing contained herein is or should be relied upon as a promise or representation as to the future. This information includes certain statements, estimates and projections provided with respect to its anticipated future performance.

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. No information in this presentation should be construed as any indication whatsoever of the actual future financial results, revenues, stock price or token value.